FOR IMMEDIATE RELEASE
NEWS RELEASE

Pacira BioSciences Reports Preliminary Unaudited Total Revenue for 2022 of $666.8 Million

-- EXPAREL average daily sales 104% of the prior year for the fourth quarter and 107% of the prior year for the month of December --

TAMPA, FL, January 5, 2023 - Pacira BioSciences, Inc. (Nasdaq: PCRX), the industry leader in its commitment to non-opioid pain management and regenerative health solutions, today reported preliminary unaudited total revenue of $666.8 million for 2022, compared with $541.5 million for 2021, representing an increase of 23.1 percent. The company’s 2022 revenue includes net product sales of EXPAREL® (bupivacaine liposome injectable suspension), ZILRETTA® (triamcinolone acetonide extended-release injectable suspension), and the iovera°® system. Pacira began recognizing sales of ZILRETTA in November 2021 following the completion of its acquisition of Flexion Therapeutics, Inc.

“Despite ongoing macroeconomic challenges, Pacira continues to outperform the surgical market with significant adjusted EBITDA and durable cash flows that allow us to self-fund growth opportunities while paying down significant portions of our debt,” said Dave Stack, chairman and chief executive officer of Pacira BioSciences. “We ended the year with a strong balance sheet and expect to report adjusted earnings per share of at least $2.50 for 2022, marking our ninth consecutive year of positive adjusted earnings. Further solidifying our financial condition, we prepaid $50 million of outstanding principal under our Term Loan B in December 2022 and we expect to use our strong cash position to make another significant pre-payment in 2023 to further reduce our interest expense. With three safe and unique opioid-sparing commercial assets and multiple near- and long-term opportunities across our portfolio, we believe Pacira is well-positioned for continued growth and value generation in 2023 and beyond.”

Fourth Quarter and December 2022 Preliminary Revenue Highlights

•EXPAREL net product sales of $138.0 million and $139.9 million for the fourth quarters of 2022 and 2021, respectively, and $47.1 million and $50.9 million for the months of December 2022 and 2021, respectively. EXPAREL continues to outperform a flat surgical market with average daily volumes up 10 percent over December 2021. Average daily volume growth was offset by a lower net selling price primarily due to the company’s implementation of 340B Drug Pricing and other strategic partnerships. Pacira also reports average daily growth rates for EXPAREL to account for differences in the number of selling days per reporting period. EXPAREL average daily sales were 104 percent of the prior year for the fourth quarter of 2022 and 107 percent of the prior year for the month of December 2022. For the fourth quarter, the number of EXPAREL selling days were 61 in 2022, versus 64 in 2021. For the month of December, the number of EXPAREL selling days were 20 in 2022, versus 23 in 2021.

•ZILRETTA net product sales of $28.0 million and $12.7 million for the fourth quarters of 2022 and 2021, respectively, and $9.4 million and $8.9 million for the months of December 2022 and 2021, respectively. A portion of ZILRETTA sales in the fourth quarter of 2021 occurred prior to the completion of the company’s acquisition of Flexion in November 2021.
•iovera° net product sales of $4.6 million and $4.9 million for the fourth quarters of 2022 and 2021, respectively, and $1.7 million and $2.2 million for the months of December 2022 and 2021, respectively.
•Other revenue, including sales of bupivacaine liposome injectable suspension, royalties and collaborative licensing revenue, was $1.4 million and $1.8 million in the fourth quarters of 2022 and 2021 and $1.4 million and $0.7 million for the months of December 2022 and 2021, respectively.

2022 Full-Year Preliminary Revenue Highlights

•Full-year EXPAREL net product sales of $536.9 million in 2022, compared with $506.5 million in 2021.
•Full-year ZILRETTA net product sales of $105.5 million in 2022, compared with $12.7 million in 2021. The company began recognizing ZILRETTA sales upon completing its acquisition of Flexion in November 2021.
•Full-year iovera° net product sales of $15.3 million in 2022, compared with $16.2 million in 2021.
•Other revenue, including sales of bupivacaine liposome injectable suspension, royalties and collaborative licensing revenue was $9.1 million in 2022, compared with $6.2 million in 2021.

The company did not provide 2022 revenue or gross margin guidance given the uncertainty around labor shortages, COVID-19, and the pace of recovery for the elective surgery market. To provide greater transparency, the company reported monthly intra-quarter unaudited net product sales for EXPAREL, ZILRETTA, and iovera°. The company is also providing weekly EXPAREL utilization and elective surgery data within its investor presentation, which is accessible at investor.pacira.com. Pacira completed its acquisition of Flexion Therapeutics on November 19, 2021, which added ZILRETTA to its commercial offering.

The financial information included in this press release is preliminary, unaudited, and subject to adjustment. It does not present all information necessary for an understanding of the company’s financial results for the fourth quarter or full year 2022. Pacira expects to report its complete financial results for the fourth quarter and full-year 2022, along with financial guidance for 2023, in the first quarter of 2023.

About Pacira BioSciences

Pacira BioSciences, Inc. (Nasdaq: PCRX) is committed to providing a non-opioid option to as many patients as possible to redefine the role of opioids as rescue therapy only. The company is also developing innovative interventions to address debilitating conditions involving the sympathetic nervous system, such as cardiac electrical storm, chronic pain, and spasticity. Pacira has three commercial-stage non-opioid treatments: EXPAREL® (bupivacaine liposome injectable suspension), a long-acting local analgesic currently approved for infiltration, fascial plane block, and as an interscalene brachial plexus nerve block for postsurgical pain management; ZILRETTA® (triamcinolone acetonide extended-release injectable suspension), an extended-release, intra-articular injection indicated for the management of osteoarthritis knee pain; and iovera°®, a novel, handheld device for delivering immediate, long-acting, drug-free pain control using precise, controlled doses of cold temperature to a targeted nerve. To learn more about Pacira, including the corporate mission to reduce overreliance on opioids, visit www.pacira.com.

About EXPAREL®

EXPAREL (bupivacaine liposome injectable suspension) is indicated in patients 6 years of age and older for single-dose infiltration to produce postsurgical local analgesia, and in adults as an interscalene brachial plexus nerve block to produce postsurgical regional analgesia. Safety and efficacy have not been established in other nerve blocks. The product combines bupivacaine with multivesicular liposomes, a proven product delivery technology that delivers medication over a desired time period. EXPAREL represents the first and only multivesicular liposome local anesthetic that can be utilized in the peri- or postsurgical setting. By utilizing the multivesicular liposome platform, a single dose of EXPAREL delivers bupivacaine over time, providing significant reductions in cumulative pain scores with up to a 78 percent decrease in opioid consumption; the clinical benefit of the opioid reduction was not demonstrated. Additional information is available at www.EXPAREL.com.

Important Safety Information about EXPAREL for Patients

EXPAREL should not be used in obstetrical paracervical block anesthesia. In studies in adults where EXPAREL was injected into a wound, the most common side effects were nausea, constipation, and vomiting. In studies in adults where EXPAREL was injected near a nerve, the most common side effects were nausea, fever, and constipation. In the study where EXPAREL was given to children, the most common side effects were nausea, vomiting, constipation, low blood pressure, low number of red blood cells, muscle twitching, blurred vision, itching, and rapid heartbeat. EXPAREL can cause a temporary loss of feeling and/or loss of muscle movement. How much and how long the loss of feeling and/or muscle movement depends on where and how much of EXPAREL was injected and may last for up to 5 days. EXPAREL is not recommended to be used in patients younger than 6 years old for injection into the wound, for patients younger than 18 years old for injection near a nerve, and/or in pregnant women. Tell your health care provider if you or your child has liver disease, since this may affect how the active ingredient (bupivacaine) in EXPAREL is eliminated from the body. EXPAREL should not be injected into the spine, joints, or veins. The active ingredient in EXPAREL can affect the nervous system and the cardiovascular system; may cause an allergic reaction; may cause damage if injected into the joints; and can cause a rare blood disorder.

About ZILRETTA®

On October 6, 2017, ZILRETTA (triamcinolone acetonide extended-release injectable suspension) was approved by the U.S. Food and Drug Administration as the first and only extended-release intra-articular therapy for patients confronting osteoarthritis (OA)- related knee pain. ZILRETTA employs proprietary microsphere technology combining triamcinolone acetonide—a commonly administered, short-acting corticosteroid—with a poly lactic-co-glycolic acid (PLGA) matrix to provide extended pain relief. The pivotal Phase 3 trial on which the approval of ZILRETTA was based showed that ZILRETTA significantly reduced OA knee pain for 12 weeks, with some people experiencing pain relief through Week 16. Learn more at www.zilretta.com.

Indication and Select Important Safety Information for ZILRETTA

Indication: ZILRETTA is indicated as an intra-articular injection for the management of OA pain of the knee. Limitation of Use: The efficacy and safety of repeat administration of ZILRETTA have not been demonstrated.
Contraindication: ZILRETTA is contraindicated in patients who are hypersensitive to triamcinolone acetonide, corticosteroids or any components of the product.
Warnings and Precautions:

•Intra-articular Use Only: ZILRETTA has not been evaluated and should not be administered by epidural, intrathecal, intravenous, intraocular, intramuscular, intradermal, or subcutaneous routes. ZILRETTA should not be considered safe for epidural or intrathecal administration.
•Serious Neurologic Adverse Reactions with Epidural and Intrathecal Administration: Serious neurologic events have been reported following epidural or intrathecal corticosteroid administration. Corticosteroids are not approved for this use.
•Hypersensitivity reactions: Serious reactions have been reported with triamcinolone acetonide injection. Institute appropriate care if an anaphylactic reaction occurs.
•Joint infection and damage: A marked increase in joint pain, joint swelling, restricted motion, fever and malaise may suggest septic arthritis. If this occurs, conduct appropriate evaluation and if confirmed, institute appropriate antimicrobial treatment.

Adverse Reactions: The most commonly reported adverse reactions (incidence ≥1%) in clinical studies included sinusitis, cough, and contusions.

Please see ZILRETTALabel.com for full Prescribing Information.

About iovera°®

The iovera° system uses the body’s natural response to cold to treat peripheral nerves and immediately reduce pain without the use of drugs. Treated nerves are temporarily stopped from sending pain signals for a period of time, followed by a restoration of function. Treatment with iovera° treatment works by applying targeted cold to a peripheral nerve. A precise cold zone is formed under the skin that is cold enough to immediately prevent the nerve from sending pain signals without causing damage to surrounding structures. The effect on the nerve is temporary, providing pain relief until the nerve regenerates and function is restored. Treatment with iovera° does not include injection of any substance, opioid, or any other drug. The effect is immediate and can last up to 90 days. The iovera° system is not indicated for treatment of central nervous system tissue. Additional information is available at www.iovera.com.

Important Safety Information for iovera°®

The iovera° system is contraindicated for use in patients with the following: Cryoglobulinemia; Paroxysmal cold hemoglobinuria; cold urticaria; Raynaud’s disease; open and/or infected wounds at or near the treatment line. Potential complications: As with any surgical treatment that uses needle-based therapy, there is potential for temporary site-specific reactions, including but not limited to: bruising (ecchymosis); swelling (edema); inflammation and/or redness (erythema); pain and/or tenderness; altered sensation (localized dysesthesia). Typically, these reactions resolve with no physician intervention. Patients may help the healing process by applying ice packs to the affected sites, and by taking over-the-counter analgesics.

Forward-Looking Statements

Any statements in this press release about Pacira’s future expectations, plans, trends, outlook, projections and prospects, and other statements containing the words “believes,” “anticipates,” “plans,” “estimates,” “expects,” “intends,” “may,” “will,” “would,” “could,” “can” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements related to the acquisition of Flexion Therapeutics, Inc. and the costs and benefits thereof, our growth and future operating results and trends, our strategy, plans, objectives, expectations (financial or otherwise) and intentions, future financial results and growth potential, anticipated product portfolio, development programs, strategic alliances, patent terms and intellectual property and other statements that are not historical facts. For this purpose, any statement that is not a statement of historical fact should be considered a forward-looking statement. We cannot assure you that our estimates, assumptions and expectations will prove to have been correct. Actual results may differ materially from these indicated by such forward-looking statements as a result of various important factors, including risks relating to, among others: risks associated with acquisitions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the transaction will not occur; the possibility that if we do not achieve the perceived benefits of the Flexion acquisition as rapidly or to the extent anticipated by financial analysts or investors, the market price of our shares could decline; the impact of the COVID-19 pandemic on elective surgeries, our manufacturing and supply chain, global and United States economic conditions, and our business, including our revenues, financial condition and results of operations; the success of our sales and manufacturing efforts in support of the commercialization of EXPAREL, ZILRETTA and iovera° and the rate and degree of market acceptance of EXPAREL, ZILRETTA and iovera°; the size and growth of the potential markets for EXPAREL, ZILRETTA and iovera° and our ability to serve those markets; our plans to expand the use of EXPAREL, ZILRETTA and iovera° to additional indications and opportunities, and the timing and success of any related clinical trials for EXPAREL, ZILRETTA and iovera°; the commercial success of EXPAREL, ZILRETTA and iovera°; the related timing and success of United States Food and Drug Administration supplemental New Drug Applications, and premarket notification 510(k)s; the related timing and success of European Medicines Agency Marketing Authorization Applications; our plans to evaluate, develop and pursue additional product candidates utilizing our proprietary multivesicular liposome (pMVL) drug delivery technology; the approval of the commercialization of our products in other jurisdictions; clinical trials in support of an existing or potential pMVL-based product; our commercialization and marketing capabilities, our ability to successfully construct an additional

EXPAREL manufacturing suite in San Diego, California; our ability to successfully complete a ZILRETTA capacity expansion project in Swindon, England; the outcome of any litigation; the ability to successfully integrate Flexion or any future acquisitions into our existing business; the recoverability of our deferred tax assets; and assumptions associated with contingent consideration payments; and factors discussed in the “Risk Factors” of our most recent Annual Report on Form 10-K and in other filings that we periodically make with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent our views as of the date of this press release. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements, and as such we anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

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Investor Contact:
Susan Mesco, (973) 451-4030
susan.mesco@pacira.com

Media Contact:
Coyne Public Relations
Kristin Capone, (973) 588-2108
kcapone@coynepr.com